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                        RESTATED CERTIFICATE OF INCORPORATION
                                          OF
                              GATEWAY ENERGY CORPORATION
                                 ADOPTED MAY 26, 1999

     Pursuant to Section 245 of the Delaware General Corporation Law, the Board of Directors of Gateway Energy Corporation hereby restates the Certificate of Incorporation of the Corporation as heretofore amended and supplemented through the date hereof. This Restated Certificate of Incorporation does not further amend, in any respect, the Certificate of Incorporation as otherwise amended or supplemented. There is no discrepancy between the provisions of prior amendments or supplements and the provisions of this Restated Certificate of Incorporation.

     FIRST.    The name of the corporation is GATEWAY ENERGY CORPORATION.

     SECOND.   Its principal office in the State of Delaware is located at No.
100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington, Delaware.

     THIRD.    The nature of the business, or objects or purposes to be
transacted, promoted or carried on are:

     (a) To buy, sell, manufacture, produce, design, improve, develop, fabricate, import, export and otherwise merchandise or deal in and with sporting, athletic and recreational goods, wares, products and merchandise of every character and description.

     (b) To buy, sell, manufacture, produce, design, improve, develop, fabricate, import, export, and otherwise merchandise or deal in and with luggage, cameras, projectors, film, photographic supplies and other equipment, jewelry, toys, games, clothing, commercial appliances, equipment, accessories, parts, supplies, goods, wares, products, merchandise and any and all other personal property of every kind, character and description.

     (c) To store, warehouse, repair, care for and otherwise service articles of every character and description handled or dealt in by the corporation.

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     (d)  To purchase or otherwise acquire, lease, establish, take over, develop, equip, maintain, operate, service, manage and sell departments, mercantile establishments, branch offices, buying offices, warehouses, depots and every other facility of every character and description whatever incident or convenient to any such object.

     (e) To acquire, by purchase or otherwise, and to preserve, protect, improve and develop, in furtherance of any object of its business, real and personal property of every kind and the appurtenances and perquisites thereof, including buildings, structures and improvements of every character and description, concessions, franchise rights, leases, leasehold interests and estates and easements or license rights pertaining thereto, and equipment, trade or removable fixtures, and other things incident or convenient to the conduct of any such business.

     (f) To subscribe for, underwrite, purchase, become interested in, receive, sell, negotiate, exchange, transfer, assign, mortgage, pledge, turn to account, realize upon, invest and reinvest in, hold for investment, own and to otherwise acquire or dispose of, and generally to trade and deal in, securities of every kind, character and description, issued or created by, or secured upon property of, individuals, associations and corporation; and to acquire or become interested in any such securities by original subscription, underwriting, purchase, participation in syndicates or otherwise, and irrespective of whether or not such securities be fully paid or subject to further payments; to make payment thereon as called for or in advance of call or otherwise, and to underwrite or subscribe or contract for the same, conditionally or otherwise, either with a view to investment or resale or for any other lawful purpose. The term "securities", wherever used herein, shall consistent with the context, and without limiting the generality of the foregoing, include shares of stock, voting trust certificates in respect of share of capital stock, scrip, bonds, coupons, mortgages, debentures, warrants, rights, notes, acceptances, drafts, trust receipts, bills of exchange, commercial paper, certificates of evidence or indebtedness, certificates of interest, and all other similar negotiable or transferrable instruments, chooses in action and interest in, certificates of, and receipts evidencing any interest or title in or in respect of, any such securities. The phrase "associations and corporations", wherever used herein, shall, consistent with the contest and without limiting the generality of the foregoing, include partnerships, firms, companies, syndicates, trusts, business trusts, trustees, receivers, joint stock companies, governments and political

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          and municipal subdivisions thereof, whether domestic or foreign, associations and corporations (whether public, municipal or private) of every kind, character and description, and all other combinations, organizations and entities, of every kind, character and description.

     (g) To do any and all acts and things permitted by law for the preservation, protection, improvement and enhancement in value of any and all such securities; to aid, by loan, subsidy, guaranty or otherwise, those issuing, creating or responsible for any such securities; and while the owner thereof, to exercise all the rights, powers and privileges of ownership, including the right to vote thereon and to consent and otherwise act with respect thereto with power and authority to transfer the same to one or more persons, firms or corporations, subject to voting trusts or other agreements, placing in them the voting power thereof.

     (h) To guarantee the payment of dividends on any shares of stock, and to become surety in respect of, endorse or otherwise guarantee or become liable for the payment of the principal or interest on any other securities, issued or created by other associations and corporation, or by any individual, in the securities, business, financing or welfare whereof the corporation shall have any interest of any nature or with which it shall have business dealings; and to become surety for or to guarantee the carrying out and performance of any and all contracts, leases, obligations and undertakings of any and all such individuals, associations and corporations.

     (i) To incorporate, organize, reorganize and finance, and to aid and assist financially or otherwise, and to manage and supervise the property, affairs, business or operations and associations and corporations of all kinds, and to underwrite, purchase and subscribe for the shares of stock and other securities thereof; to act as employee, agent, manager, and to otherwise represent, any corporation, association or individual, and to carry on the business thereof; and to dissolve, wind up, liquidate, merge or consolidate any such association or corporation, or to cause the same to be dissolved, wound up, liquidated, merged or consolidated; and to investigate, examine, audit and report on the books, standing prospects, business, affairs and condition of any individual, corporation or association, and generally on any assets, property or rights; and to do any of such purposes into effect.

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     (j)  To buy, purchase, lease, rent, or otherwise acquire, own, hold, manage, develop, improve, use, operate, preserve and sell, lease, mortgage, or otherwise deal in and turn to account real estate and any and all interests or assets in or appertaining thereto; also any and all buildings, structures or improvements constituting part of or situated on or used in connection with any such real estate; and in general, in any manner lawfully permitted, to acquire, own, hold, operate, develop, explore, prospect and to obtain the function thereof and therefrom; and to deal in, rent, divide, develop, partition or otherwise improve, use and dispose of lands, leaseholds and any and all interest, tangible or intangible, in lands, real estate and leaseholds; to erect, construct, alter, remodel, manage, develop, operate, move, decorate and otherwise deal with structures situated on or to be situated on any such land, real estate and leasehold; and in general to carry on the business of a real estate company in any lawful manner without limitation as to description or amount.

     (k) To buy, sell, import, export, distribute, license, lease, rent, exchange, service, repair, rebuild, use, install, design, manufacture, fabricate, produce, develop, assemble, contract for the design or manufacture of assembly or installation of, mortgage, pledge or otherwise encumber, assign, transfer or otherwise dispose of, and otherwise deal in and with, in whole or in part, goods, wares, merchandise and all other personal property, whether tangible or intangible, of every nature, kind and character whatsoever.

     (l) To engage in, carry on and conduct research, experiments, investigations, analyses, studies and laboratory work, and to acquire, establish, own, operate, maintain and dispose of laboratories and other similar facilities and all necessary equipment connected therewith incident or convenient to the conduct of any such object.

     (m) To buy, sell, discount, exchange and otherwise deal with in and with notes, accounts and bills receivable and other commercial paper of any kind secured in whole or in part by chattel mortgages, conditional sale contracts or other liens or rights upon, affecting or in any manner relating to any business which this corporation is authorized to conduct.

     (n) To acquire and take over as a going concern or otherwise and thereafter to carry on or liquidate, in whole or in part, the rights, assets, property, good will and business of any person, firm, association, business trust or corporation engaged in any business

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          which this corporation is authorized to conduct, by purchase thereof or in exchange for shares of stock, bonds, debentures or other securities of this corporation or by any combination of such means, and to receive the same subject to or in connection therewith to assume or otherwise provide for any part of all of the liabilities of the owner(s) thereof.

     (o) To apply for, purchase or otherwise acquire, and to develop, improve, take or grant licenses in respect of, and hold, own, use, manufacture under and in any other manner turn to account, in furtherance of any object of its business, and all inventions and processes including improvements and modifications thereof, any and all letters patent including rights connected therewith or appertaining thereto, any and all trademarks, trade names, trade symbols and other indications of origin or ownership and any and all copyrights and private franchise rights.

     (p) To finance and promote the financing of its business and to issue, buy, own, sell, pledge, hypothecate and control securities of every character in connection therewith.

     (q) To loan to any person, firm or corporation any of its surplus funds, either with or without security.

     (r) To borrow or raise moneys for any of the purposes of the corporation and, from time to time, without limit as to amount to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds and other obligations of the corporation for its corporate purposes.

     (s) To elect such officers and engage such employees and agents as the business of the corporation shall require and to enter into contracts of employment with such officers, employees and agents to extend for such period(s) of time as the directors shall deem proper not limited by and even extending beyond their term of the office for any period of years and at such rates of competition as they shall deem suitable.

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     (t)  To issue or deliver, in exchange for any property, business or securities which it is authorized to acquire, its own securities of any kind, and to make payment therefor in any other lawful means of payment whatsoever.

     (u) To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

     (v) To have one or more offices, to carry on all or any of its operations and business and without restrictions or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

     (w) To enter into, perform and carry out contracts and do all other acts or things necessary, incidental, convenient or auxiliary to any or all of the objects of its business herein set forth or calculated directly or indirectly to promote the interests of the corporation, to enhance the value of or render profitable any of its property or rights.

     (x) To exercise any or all of the power hereinbefore set forth, without restriction or limit as to amount, either as principal, agent, contractor, trustee or otherwise, either alone or in company with others, and either in its own or any trade name, in the State of Delaware or in any or all other states, districts, territories, colonies and dependencies of the United States, and in any or all foreign countries.

     (y) In general, to have and exercise all the powers conferred by or available under the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

     The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation,

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but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

     FOURTH:   The total aggregate number of shares which the Company shall have authority to issue is seventeen million five hundred and ten thousand (17,510,000) shares designed as follows: (i) seventeen million five hundred thousand (17,500,000) shares of Common Stock, par value $.25 per share; and (ii) ten thousand (10,000) shares of Preferred Stock, par value $1.00 per share, which shares of Preferred Stock may be issued in series, all with such rights, privileges, restrictions and preferences as the Board of Directors may authorize from time to time.

     FIFTH:    The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

     SIXTH:    [Section SIXTH of the original certificate of incorporation which named the incorporators, has been omitted].

     SEVENTH:  The corporation is to have perpetual existence.

     EIGHTH:   The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

     NINTH:    In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized:

               To make, alter or appeal the Bylaw of the corporation.

               To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

               To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

               By resolution passed by a majority of the whole Board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or the Bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the

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               corporation to be affixed to all papers which may require it.
               Such committee or committees shall have such name or names as may be stated in the Bylaws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

     When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at the stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the corporation.

     TENTH:    Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provision of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provision of Section 279 of title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summonsed in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     ELEVENTH: Meetings of stockholders may be held outside the State of Delaware, if the Bylaws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation. Elections of directors need not be by ballot unless the Bylaws of the corporation shall so provide.

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     TWELFTH:  Except for the rights or conversion herein above reserved to the holders of the Class B Common Stock, no holders of shares of stock in this corporation, of whatever class, shall, by virtue thereof, have any pre-emptive right to subscribe to any or all additional issues of stock of this corporation of any or all classes now or hereafter authorized or to any warrant, obligation, bond, note, debenture or other security of this corporation whether or not convertible into the shares of the corporation.

     THIRTEENTH:    No contract or other transaction between this corporation
and any other firm, association or corporation shall be affected or invalidated by reason of the fact that any of the directors or officers of this corporation are interested in or are members, shareholders, directors or officers of such other firm, association or corporation; and any director or officer of such other firm association or corporation; and any director or officer of this corporation may be a party to or may be interested in any contract or transaction oft his corporation or in which this corporation is interested, and no such contract shall be affected or invalidated thereby; and each and every person who may become a director officer of this corporation is hereby relieved from any liability that might otherwise exist from his contracting with this corporation for the benefit of himself of any person, firm, association or corporation in which he may be anywise interested.

     FOURTEENTH:    The corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as may otherwise be provided herein, and all rights conferred upon stockholders herein are granted subject to this reservation.

     FIFTEENTH:     No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a Director as a Director. Notwithstanding the foregoing sentence, a Director shall be liable to the extent provided by applicable law
(i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 174 of the General Corporation Law of Delaware; or (iv) for any transaction from which such Directors derived an improper personal benefit. No amendment or appeal of this Article Fifteenth shall apply to or have any effect on the liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

     IN WITNESS WHEREOF, Gateway Energy Corporation has caused this Restated Certificate of Incorporation to be executed by Michael T. Fadden, its President and attested by Scott D. Heflin, its Secretary, this 26th day of May, 1999.

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                                   GATEWAY ENERGY CORPORATION,


                                   By:
                                      -----------------------------------
                                      Michael T. Fadden, President

ATTEST:


By:
   ----------------------------
     Scott D. Heflin, Secretary


STATE OF TEXAS      )
                    ) ss.
COUNTY OF HARRIS    )

     The foregoing instrument was acknowledged before me this 26th day of May, 1999, by Michael T. Fadden, President and Scott D. Heflin, Secretary, respectively of Gateway Energy Corporation.


                                      -----------------------------------
                                      Notary Public

[SEAL]













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